AGREEMENT AND PLAN OF MERGER



                                  By and Among

                          COYOTE NETWORK SYSTEMS, INC.

                         COYOTE - GLD ACQUISITION, INC.,

                                       and

                            GROUP LONG DISTANCE, INC.



                                   May 1, 2000


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 1st day of May, 2000, by and among COYOTE NETWORK SYSTEMS, INC., a Delaware Corporation ("Coyote"), COYOTE - GLD ACQUISITION, INC., a Florida Corporation ("Sub"), and GROUP LONG DISTANCE, INC., a Florida Corporation ("GLD") (collectively the "Parties").
RECITAL

         The respective Boards of Directors of Coyote, Sub and GLD have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Sub be merged with and into GLD in accordance with the Florida Business Corporation Act (the "Florida Law") and the terms of this Agreement, pursuant to which GLD will be the surviving corporation and will become a wholly-owned subsidiary of Coyote (the "Merger").

AGREEMENTS

         In consideration of the Recital and the mutual agreements herein contained, the Parties agree as follows:

         1. Plan of Merger.

                  (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Law, at the Effective Time (as defined in section 1(b) of this Agreement), Sub shall be merged with and into GLD. As a result of the Merger, the separate corporate existence of Sub shall cease and GLD shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Sub and GLD are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

                  (b) Effective Time. As promptly as practicable following Closing, the Parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Florida Department of State in such form as required by, and executed in accordance with, the relevant provisions of the Florida Law. The Parties shall take all such further actions as may be required by law to make the Merger effective upon filing of the Articles of Merger with the Florida Department of State (the date and time of such filing, as indicated by the date stamp of the Florida Department of State on the Articles of Merger, being the "Effective Time").

                  (c) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Florida Law. Without limiting the generality of, and subject to the provisions of the Florida Law, at the Effective Time, except as otherwise provided in this Agreement, all the property, interests, assets, rights, privileges, immunities, powers and franchises of the Constituent Corporations shall vest in the Surviving

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Corporation, and all debts, liabilities, duties and obligations of the
Constituent shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

                  (d) Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of the Surviving Corporation shall be amended to read as did the Articles of Incorporation and the By-Laws of Sub immediately prior to the Effective Time except with respect to the name of the Surviving Corporation. The name of the Surviving Corporation shall be "Group Long Distance, Inc."

                  (e) Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  (f) Taking Necessary Action; Further Action. Coyote, Sub and GLD, respectively, shall each use its or their reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Florida Law at the time specified in section 1(b). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

                  (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which shall be no later than the third business day after the satisfaction or waiver of all the conditions precedent set forth in sections 4 and 5 of this Agreement at the principal offices of Coyote , or at such other place as the Parties hereto shall mutually agree, and will be effective at the Effective Time.

         2. Consideration. Upon the Parties' execution of this Agreement, Coyote shall immediately pay $50,000 to GLD as a nonrefundable deposit for the Merger. At the Effective Time, by virtue of the Merger and without any further action on the part of Coyote, Sub or GLD, all of the common stock of GLD shall be

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

exchanged for 750,000 shares (subject to adjustment as set forth below) of fully paid and nonassessable common stock of Coyote, $1.00 par value (the "Coyote Common Stock") payable as follows:

                  (a) Conversion of GLD Shares. Each share of the common stock, no par value, of GLD issued and outstanding immediately prior to the Effective Time ("GLD Common Stock") shall be converted into and exchanged for (subject to adjustment as set forth below) that number of shares of Coyote Common Stock equal to the quotient derived by dividing 750,000 by the total number of outstanding shares of GLD Common Stock immediately prior to the Effective Time (the "Merger Consideration"). As of the Effective Time, all such shares of GLD Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of GLD Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration described in this section 2 and any cash in lieu of fractional shares of Coyote Common Stock to be issued in exchange thereof upon surrender of such certificates in accordance with section 3(f).

                  (b) Adjustment per Five Day Average Trade Price.

                           (i) In the event that the average closing trade price
for the five trading days immediately prior to the Effective Time (the "Five Day Average") for the Coyote Common Stock exceeds $7.50 per share, the number of Coyote Common Stock shares exchanged in the Merger shall be reduced to the number of shares determined by multiplying 750,000 x ($7.50 / Five Day Average). For example, if the Five Day Average as of the Effective Time is $10.00 per share, the number of shares of Coyote Common Stock exchanged shall be 562,500 (750,000 x ($7.50/$10.00)); and

                           (ii) If the Five Day Average for Coyote Common Stock
is less than $6.50 per share, the number of shares of Coyote Common Stock exchanged in the Merger shall be increased to the number of shares determined by multiplying 750,000 x ($6.50 / Five Day Average). For example, if the Five Day Average is $5.00 per share, the number of shares of Coyote Common Stock in the exchange shall be 975,000 (750,000 x $6.50/$5.00); provided, however, that if the closing trade price for Coyote Common Stock should fall below $5.00 per share for any five consecutive trading days prior to the Effective Time, the Merger shall be canceled and this Agreement shall be terminated.

                  (c) Adjustment. In the event Coyote changes (or establishes a record date for changing) the number of shares of Coyote Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange


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

of shares or similar transaction with respect to the outstanding Coyote Common Stock and the record date therefor shall be prior to the Effective Time, the Merger Consideration and the Coyote stock prices for determining any adjustments thereto and calculations thereof shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                  (d) Conversion of Sub Shares. At the Effective Time and by virtue of the Merger and without any further action on the part of Coyote, Sub or GLD, each share of the common stock, no par value, of Sub shall be converted, into one share of common stock, no par value, of the Surviving Corporation.

         3. Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, Coyote shall enter into an agreement (the "Exchange Agent Agreement") with a bank or trust company as may be designated by the Parties (the "Exchange Agent"), which shall provide that Coyote shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of GLD Common Stock, for exchange in accordance with section 2 of this Agreement, through the Exchange Agent, certificates representing the shares of Coyote Common Stock (such shares of Coyote Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Coyote Common Stock being hereinafter referred to as the "Exchange Fund") issuable or payable pursuant to section 2 of this Agreement in exchange for outstanding shares of GLD Common Stock.

                  (b) Exchange Procedure. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of GLD Common Stock (the "Certificates") whose shares were converted into the right to receive Merger Consideration pursuant to section 2 (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of GLD Common Stock shall have been converted pursuant to section 2, cash in lieu of fractional shares of Coyote Common Stock to which such holder is entitled pursuant to section 3(f) and any dividends or other distributions to which such holder is entitled pursuant to section 3(c), and the

Certificate so surrendered shall be canceled. In the event of a transfer of ownership of GLD Common Stock which is not registered in the transfer of records of GLD, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. At any time after Effective Time, each Certificate shall be deemed to represent only the right to receive upon surrender the merger consideration into which the shares of GLD Common Stock shall have been converted pursuant to section 2, cash in lieu of any fractional shares of Coyote Common Stock as contemplated by section 3(f) and any dividends or other distributions to which such holder is entitled pursuant to section 3(c), in each case, without interest thereon.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Coyote Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Coyote Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 3(f), in each case until the surrender of such Certificate in accordance with section 3(b). Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Coyote Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Coyote Common Stock to which such holder is entitled pursuant to section 3(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Coyote Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Coyote Common Stock.

                  (d) No Further Ownership Rights in GLD Common Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this section 3 (including any cash paid pursuant to section 3(f)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of GLD Common Stock represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of GLD Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this section 3.

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

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for eighteen months after the Effective Time shall be delivered to Coyote, upon demand, and any holders of the Certificates who have not theretofore complied with this section 3 shall thereafter look only to Coyote for payment of their claim for Merger Consideration, any dividends or distributions with respect to Coyote Common Stock and any cash in lieu of fractional shares of Coyote Common Stock.

                  (f) No Fractional Shares. No certificates or scrip representing fractional shares of Coyote Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this section 3, no dividend or distribution of Coyote shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Coyote. Payment in exchange for fractional shares shall be made in cash, determined as follows: each former holder of GLD Common Stock shall be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of GLD Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Five Day Average for Coyote Common Stock.

                  (g) GLD Options. GLD shall take all actions necessary to provide that each outstanding option to purchase shares of GLD Common Stock under any stock plan, program or agreement to which the GLD or any of its subsidiaries is a party shall be cancelled immediately prior to the Effective Time and the holder shall received, in consideration of such cancellation, a number of shares of GLD Common Stock equal to the product of (a) the excess, if any, of (x) the Five Day Average over (y) the per share exercise price of such Option, multiplied by (B) the quotient derived by dividing the number of shares of GLD Common Stock subject to such Option, by the Five Day Average. The GLD Common Stock issued as a result of the calculations required by this section 3(g) shall be considered outstanding for all purposes of this Agreement.

         4. Conditions Precedent to GLD's Obligations to Close. All obligations of GLD under this Agreement are subject to the fulfillment, prior to or at the Closing, of all of the conditions precedent set forth below. If GLD in its reasonable judgment believes that either Coyote or Sub is not in material compliance, or is not likely to be in material compliance with any of the following conditions, GLD shall promptly notify Coyote or Sub in writing and give the appropriate party fourteen days following receipt of such written notice to cure such non-compliance.

                  (a) Satisfaction of GLD's Counsel. All actions, proceedings, instruments, opinions and all other related legal matters shall, in all material

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

respects, be satisfactory in form and substance to GLD's legal counsel in the exercise of reasonable judgment.

                  (b) Representations and Warranties. All representations and warranties of Coyote and Sub contained in this Agreement shall be accurate in all material respects when made and in addition shall be accurate in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by Coyote or Sub. GLD shall have received a certificate signed by the appropriate officers of Coyote and Sub dated the Closing Date in such form as the Parties shall agree.

                  (c) Performance by Coyote and Sub. Coyote and Sub shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Such compliance shall be evidenced by a certificate, dated as of the Closing Date and signed by officers of Coyote and Sub, such as the Parties shall agree.

                  (d) Certificates of Incorporation. Coyote and Sub shall each deliver GLD a copy of their respective Certificates of Incorporation, including all amendments, and Certificates of Good Standing for Coyote and Sub, certified by the Delaware Secretary of State or the Florida Department of State, as the case may be, not more than two weeks prior to the Closing Date, and a copy of Coyote's and Sub's By-Laws, certified by Secretaries of Coyote and Sub, respectively, as of the Closing Date.

                  (e) Opinion of Coyote's and Sub's Counsel. Coyote and Sub shall have delivered to GLD an opinion of counsel to Coyote and Sub, dated the Closing Date, in such form as the Parties shall agree.

                  (f) Legal Actions. There shall not have been instituted or threatened any legal proceeding relating to or seeking to prohibit or otherwise challenge consummation of transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

                  (g) Other Consents or Information Needed. Except for the Post-Closing Consents, as defined in Section 9(f) of this Agreement, Coyote and Sub shall have obtained and provided to GLD, on or prior to the Closing Date, copies of all of the consents required to be obtained by Coyote and Sub from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any subsidiary is a party or to which any

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of their respective business properties or assets are subject which are necessary to avoid a material breach of any provision thereof as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (h) Closing Documents. Coyote and Sub shall have delivered to GLD at Closing all of the Documents set forth below, as well as any and all other documents and agreements contemplated by this Agreement:

                           (i) All documents called for in connection with
subsections (b) - (e), above.

                           (ii) Such other documents as GLD may reasonably
request in writing at least five business days prior to Closing.

                  (i) Shareholder Approval. The Shareholders of GLD shall have approved the merger and such approval shall remain in full force and effect.

                  (j) Charter Amendment. The Shareholders of Coyote shall have approved an amendment to Coyote's Certificate of Incorporation increasing the number of authorized shares of Coyote Common Stock to at least 50 million, such approval shall remain in full force and effect, and Coyote shall have filed such amendment with the Secretary of State of the state of Delaware.

                  (k) Form S-4. The Form S-4, as defined in section 5(i), shall have become effective under the Securities Act of 1933 (the "Securities Act") and shall not be the subject of any stop order or proceedings seeking a stop order, if any.

                  (l) NASDAQ Exchange. The shares of Coyote Common Stock shall have been approved for listing on NASDAQ, such approval shall remain in full force and effect and the shares of Coyote Common Stock shall have been so listed.

                  (m) Exchange Agent Agreement. The Exchange Agent Agreement shall have been executed and delivered by Coyote and the Exchange Agent, and the Exchange Fund shall have been deposited with the Exchange Agent.

                  (n) Financial Advisor. GLD shall have received the opinion of its financial advisor, updated as of the effective time, that the Merger Consideration to be received by the GLD Shareholders pursuant to this Agreement is fair to such shareholders from a financial point of view.

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

                  (o) Tax Free Reorganization. GLD shall have received the opinion of counsel to Coyote that the merger is a tax free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended.

         5. Conditions Precedent to Coyote's and Sub's Obligations to Close. All obligations of Coyote and Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of all of the conditions precedent set forth below. If Coyote or Sub in their reasonable judgment believe that GLD is not in material compliance, or is not likely to be in material compliance with any of the following conditions, Coyote or Sub shall promptly notify GLD in writing and give GLD 14 days following receipt of such written notice to cure such material non-compliance.

                  (a) Satisfaction of Coyote's and Sub's Counsel. All actions, proceedings, instruments, opinions and all other related legal matters shall, in all material respects, be satisfactory in form and substance to Coyote's and Sub's legal counsel in the exercise of reasonable judgment.

                  (b) Representations and Warranties. All representations and warranties of GLD contained in this Agreement shall be accurate in all material respects when made and in addition shall be accurate in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by GLD. Coyote and Sub shall have received a certificate signed by the President of GLD dated the Closing Date in such form as the Parties shall agree and shall include further the certification that GLD has not incurred any liabilities, except the GLD Permitted Liabilities specifically identified in the Schedules to this Agreement.

                  (c) Performance by GLD. GLD shall have performed and complied with, in all material respects, each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Such compliance shall be evidenced by a certificate, delivered to Coyote or Sub, dated as of the Closing Date and signed by officers of GLD, in such form as the Parties shall agree, and shall include further the certification that no payments, including the distribution of moneys, assets or the forgiveness of debt shall have been made by GLD, except as specifically disclosed and permitted by this Agreement.

                  (d) Articles of Incorporation and By-Laws. GLD shall have delivered to Coyote a copy of GLD's Articles of Incorporation, including all amendments, and a Certificate of Status for GLD , certified by the Florida Department of State not more than one week prior to the Closing Date, and a copy of GLD's By-Laws, certified by the Secretary of GLD as of the Closing Date.


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                  (e) Opinion of GLD's Counsel. GLD shall have delivered to
Coyote and Sub an opinion of counsel to GLD, dated the Closing Date, in such form as the Parties shall agree.

                  (f) Legal Actions. There shall not have been instituted or threatened any legal proceeding relating to or seeking to prohibit or otherwise challenge consummation of transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

                  (g) Other Consents or Information Needed. Except for the Post-Closing Consents, as defined in section 9(f) of this Agreement, GLD shall have obtained and provided to Coyote and Sub, at or prior to the Closing Date, copies of all the consents required to be obtained by GLD from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party or to which any of GLD's business properties or assets are subject which are necessary to avoid a breach of any provision thereof as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (h) Closing Documents. GLD shall have delivered to Coyote at Closing all of the Documents set forth below:

                           (i) all documents called for in connection with
subsections (b) - (e), above.

                           (ii) such other documents as Coyote or Sub may
reasonably request in writing at least five business days prior to Closing.

                  (i) Proxy Information. Coyote shall have received for inclusion in the proxy statement to be distributed to GLD's shareholders in connection with the Merger and the transactions contemplated by this Agreement, (the "Proxy Statement") all information (the "Proxy Information") with respect to GLD and its subsidiaries required for the preparation and filing of the Proxy Statement and the registration statement on form S-4 (the "S-4") in which the Proxy Statement will be included in accordance with the applicable rules and regulations of the SEC, including, without limitation, all financial statements and financial information, audited where required, of GLD and its subsidiaries, and all audit reports and consents of independent public accountants with respect to such financial statements, and the financial condition, results of operations and other matters disclosed with respect to GLD and its subsidiaries in the Proxy Information shall be reasonably satisfactory in form and substance to Coyote.

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

                  (j) Charter Amendment. Coyote shall have amended its Certificate of Incorporation (the "Charter Amendment") to authorize the issuance of additional shares of common stock in a number not less than the maximum number of shares of Coyote Common Stock to be exchanged pursuant to section 2 above.

                  (k) No Material Adverse Change. Except as otherwise provided by this Agreement or as noted on Schedule 5(k), there shall not have occurred after the date hereof, in the reasonable judgment of Coyote, a material adverse change in the financial or business condition of GLD.

         6. Representations and Warranties of GLD. GLD represents and warrants to Coyote and Sub as follows:

                  (a) Corporate Organization; Authorization. GLD is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. GLD has full corporate power and corporate authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases. GLD has full corporate power and corporate authority to enter into this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. GLD is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction where the failure to be so qualified or licensed could have a material adverse effect on GLD, whether financial or otherwise. True, correct and complete copies of GLD's Articles of Incorporation and By-Laws are attached hereto as Schedule 6(a).

                           (i) GLD's Board of Directors (at a meeting duly
called and held) has unanimously (i) approved this Agreement and the ancillary agreements contemplated by this Agreement (the "Ancillary Agreements") and (ii) resolved to recommend that the shareholders of GLD approve and adopt the Merger and this Agreement. The resolutions of GLD's Board of Directors taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, remain in full force and effect, and constitute the only action of GLD's Board of Directors with respect to the Merger or the other transactions contemplated by this Agreement.

                           (ii) The affirmative vote of the holders of a
majority of the outstanding shares of the GLD Common Stock is the only vote of the holders of any class or series of GLD's capital stock necessary to approve and adopt this Agreement.

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

                  (b) Capitalization. The issued and outstanding GLD Common Stock consists of 3,500,402 shares of common stock, no par value, and options to purchase 667,000 shares of GLD Common Stock. The GLD Common Stock and the options set forth above represent all of the issued and outstanding equity of GLD. The GLD Common Stock is duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as noted above or on Schedule 6(b), there are no options, warrants, conversion privileges or any other rights or agreements with respect to any of the GLD Common Stock as to which GLD is a party. Except as set forth on Schedule 6(b) there are no outstanding contractual obligations or other commitments or arrangements of GLD to (1) repurchase, redeem or otherwise acquire any shares of GLD Common Stock (or any interest therein) or (2) to provide funds or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or other entity or (3) issue or distribute to any person any capital stock of GLD or any subsidiary or
(4) issue or distribute to holders of any of the capital stock of GLD or its subsidiaries any evidence of indebtedness or assets of GLD or its subsidiary.

                  (c) Binding Obligation. Neither the execution and delivery of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will:

                           (i) onflict with or violate any provision of the
Articles of Incorporation or the By-Laws of GLD, any law, or any order of any court or administrative agency;

                           (ii) result in any breach of or default under any
mortgage, contract, agreement, indenture, trust or other instrument, which is either binding upon or enforceable against GLD or the assets and properties of GLD, where such breach or default could reasonably be expected to have a material adverse effect on GLD, whether financial or otherwise; or

                           (iii) invalidate or terminate any material GLD
License (as defined below) or prevent any use by Sub following the Closing.

                  (d) Subsidiaries of GLD. Except as listed on Schedule 6(d), GLD has no equity interest or no other right or obligation to acquire any equity interest in any other person or entity.

                  (e) Consents and Approvals. Except for the Post Closing Consents, as defined in section 9(f) of this Agreement, and as set forth on
Schedule 6(e), no consent of any entity, agency or person is required in


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connection with the execution and delivery by GLD of this Agreement and the
Ancillary Agreements to which they are a party, or the consummation of the transactions contemplated hereby or thereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which GLD is a party and consents from any governmental authority providing any license or right to carry on or conduct GLD's business as now conducted.

                  (f) Financial Statements. GLD has delivered to Coyote copies of the following financial statements prepared by GLD, and, if indicated below, audited by Grant Thornton, LLC or other independent certified public accountants acceptable to Coyote, all of which are complete, correct and accurate in all material respects as of their respective dates, and have been prepared from the internal books and records of GLD in accordance with generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated:

                           (i) an audited balance sheet, income statements and
cash flows for the fiscal years ended April 30, 1997, April 30, 1998 and April 30, 1999 (the "GLD Year-End Statements") and statements of income, changes in shareholders' equity and cash flow of GLD, in a fashion that fairly and accurately represents the performance of the business of GLD , for each of the years then ended; and

                           (ii) an unaudited balance sheet of GLD, in a fashion
that fairly and accurately represents the performance of the business of GLD , for the six-month period ended October 31, 1999 and the related statements of income, changes in shareholders' equity and cash flow for that period (the "GLD Interim Financials").

                  The financial statements present fairly the financial position of GLD at each of the dates stated therein and the results of operations for each of the periods covered, subject in the case of the GLD interim financials to normal year-end adjustments.

                  (g) Permitted Liabilities. GLD has no material liabilities or obligations, direct or indirect, absolute, accrued, contingent, or otherwise, or any outstanding indebtedness accrued or otherwise to any party, except the following ("GLD Permitted Liabilities"):

                           (i) as properly reflected or as specifically reserved
against on the GLD Year-End Statements and the GLD Interim Financials;

                           (ii) liabilities incurred in the ordinary course of
business after October 31, 1999; or

                           (iii) as otherwise set forth in Schedule 6(g).

                  (h) Systems and Software. GLD owns or has the right to use pursuant to lease, license, sublicense, agreement or permission all computer hardware, software and information systems necessary for the operation of the business as presently conducted (collectively "GLD Systems"). Each GLD System owned or used by GLD immediately prior to the Effective Time will be owned or available for use by Sub on identical terms and conditions immediately subsequent to the Effective Time. GLD's use and Sub's continued use of such GLD Systems has not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the business.

                  (i) Property. Schedule 6(i) sets forth a true and complete list and description of all material tangible personal property utilized in connection with GLD's business. Except as specifically set forth on Schedule 6(i), GLD has good title to all personal property which is used in the business, free and clear of all third-party rights of any type or nature, except for such defects in title, encumbrances and impediments that, in the aggregate, do not and could not reasonably be expected to have a material adverse effect on GLD. All of GLD's personal property is in good condition and working order (reasonable wear and tear excepted) and, to the knowledge of GLD, adequate in quality and quantity for the operation of GLD 's business.

                  (j) Contracts and Commitments. GLD has disclosed all of its material contracts and agreements (the "GLD Contracts") in its reports to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. Since October 31, 1999, GLD has not entered into any contracts or commitments outside the ordinary course of business, except as set forth on
Schedule 6(j).

                  Except as set forth on Schedule 6(j), and except for such defects that individually or in the aggregate could not reasonably be expected to have a material adverse effect on GLD, (1) all of the GLD Contracts are legally valid and binding and in full force and effect; (2) GLD is not, and none of the other parties to any such GLD Contracts are, in material breach or default thereof; (3) none of the material rights of GLD, under the GLD Contracts will be impaired by the consummation of the transactions contemplated by this Agreement; and (4) all of the material rights of GLD, will be enforceable following the Effective Time without the consent or agreement of any other party. Copies of all the GLD Contracts have been delivered or made available by GLD to Coyote, and are true, correct and complete and include all amendments, supplements and modifications to the GLD Contracts.

                  (k) Litigation and Proceedings. Except as set forth on
Schedule 6(k), and except for such matters that individually or in the aggregate could not reasonably be expected to have a material adverse effect on GLD, there are no suits, actions or legal or administrative investigations or proceedings (collectively, "GLD Proceedings") pending or, to the knowledge of GLD, threatened against GLD or affecting any of its assets or properties. To the knowledge of GLD, no set of facts or circumstances exist or have existed since December 31, 1999 which could constitute a basis for any GLD Proceeding. There are no outstanding orders, decrees or stipulations issued by any local, state, federal or foreign judicial authority in any proceeding to which GLD was a party.

                  (l) Government Licenses and Regulation. Except for the Post-Closing Consents, as defined in section 9(f) of this Agreement, GLD has all domestic and foreign governmental licenses and permits necessary to conduct its business as presently conducted and to own and use its assets and such licenses and permits are in full force and effect and are not subject to any GLD Proceeding except for the absence of licenses or permits, or defaults thereunder, that individually or in the aggregate could not reasonably be expected to have a material adverse effect on GLD. Schedule 6(l) sets forth a list of all such licenses and permits.

                  (m) Restrictions on Personnel. The officers, directors, employees or consultants of GLD have not entered into any agreement which is now in effect with any individual or entity (i) requiring such person to assign any interest in any invention or trade secret related to GLD's business or to keep confidential any such invention or trade secret, or (ii) containing any prohibition or restriction on competition or solicitation of customers.

                  (n) Employee Benefit Plans. Schedule 6(n) sets forth a true and complete list of all employee benefit plans (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock, option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee of GLD, any trade or business (whether or not incorporated) which is a member of a controlled group including GLD or which is under common control with GLD within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which GLD or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by GLD under the laws of any foreign jurisdiction. GLD has delivered to Coyote a copy of: (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of GLD, there currently exists no condition or set of circumstances in connection with which GLD or any of its subsidiaries could be subject to any material liability under the terms of any Employee Plans, ERISA, the Code or any other applicable law.

                  Except as further disclosed on Schedule 6(n), there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this section 6(n) solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                  (o) Labor Matters.

                           (i) GLD is not a party to or bound by any union
collective bargaining agreements or other collective labor contracts, and GLD is not aware of any attempts to organize a collective bargaining unit at any of its locations or facilities, except as set forth on Schedule 6(o).

                           (ii) GLD is not bound by any court, administrative
agency, tribunal, commission or board decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment, employment discrimination or attempts to organize a collective bargaining unit which in any case may materially and adversely affect GLD or Sub. There is no employment discrimination, safety or unfair labor practice or other employment-related investigation, claim or allegation against either GLD or any set of facts constituting a basis for such an action.

                           (iii) GLD has provided Coyote with all of GLD's
employment policies presently in effect.

                           (iv) GLD has made all required payments to the
appropriate governmental authorities with respect to applicable unemployment compensation reserve accounts for GLD 's employees.

                  (p) Employee Compensation Contracts. Schedule 6(p) lists: (i) the names, job descriptions and total compensation of each director, employee or consultant of GLD; (ii) the fringe benefits currently furnished to such persons; and (iii) all loans, leases and other financial arrangements to or from GLD with any employee, officer, director or consultant.

                  (q) Intellectual Property.

                           (i) The term "Technology" shall include processes,
formulae, manufacturing techniques, machines, devices, compositions of matter, computer software and programs, data and information (whether in human or machine readable form), designs, drawings, inventions (whether or not patentable), works of authorship, printed circuits, mass works, know-how and products. "Intellectual Property" shall include trade secrets and confidential business information, know-how, proprietary processes, patent and patent applications, copyright, copyright registrations and applications therefor, trademarks, service marks, brand names and trade names, and goodwill associated with all of the above, and registrations and applications for all of the above, and licenses of all of the foregoing. Schedule 6(q) sets forth all Intellectual Property, other than trade secrets and confidential business information, owned by GLD or licensed by GLD, or otherwise used by GLD in its business. Other than the Intellectual Property, there is no intellectual property owned by GLD or used in its business or licensed by GLD, or otherwise used in the business of GLD. Expiration dates, if applicable, are also set forth on Schedule 6(q). GLD's Intellectual Property is free and clear of any and all third-party rights. All patents and trademarks, copyrights and mask work registrations comprising GLD's Intellectual Property have been maintained and are in force. GLD has not granted any licenses or sublicenses of its Intellectual Property. To GLD's knowledge, there are no others infringing any Intellectual Property rights of GLD.

                           (ii) No proceedings have been instituted or are
pending or, to GLD's knowledge, threatened which challenge GLD 's rights in Intellectual Property or the validity thereof. GLD has not received notice of any interference or opposition proceeding with respect to the Intellectual Property. To the knowledge of GLD, GLD is not infringing or otherwise violating intellectual property rights of others.

                           (iii) Except as disclosed in Schedule 6(q), GLD has
the right to use all of its Technology and Intellectual Property and owns and possesses all Intellectual Property Rights with respect to or is expressly licensed to use all such Technology and Intellectual Property. GLD's rights in such Technology and Intellectual Property are adequate for the conduct of its business.

                           (iv) No director, officer or employee of GLD owns,
directly or indirectly, in whole or in part, any Intellectual Property rights which GLD has used where such continued use is necessary for GLD's business as now conducted, or which relate to the Technology which GLD has used when the use of such Technology is necessary GLD's business as now conducted.

                           (v) Except as disclosed in Schedule 6(q), there are
no agreements relating to or affecting GLD's Intellectual Property or the use or ownership of Technology or Intellectual Property by GLD, including, for example, confidential and nondisclosure agreements, assignments or agreements to assign, development agreements, settlement agreements and the like.

                  (r) Insurance. GLD maintains adequate and appropriate insurance coverage with respect to its business. All such insurance coverage is set forth on Schedule 6(r). GLD has maintained insurance in amounts and coverages that are prudent for GLD's business.

                  (s) Absence of Changes. Except as set forth on Schedule 6(s), since October 31, 1999 there have not been (a) any material adverse change other than in as is normal in the ordinary course of business in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of GLD (including, without limitation, any adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by GLD of any material right, or cancellation of any debt or claim of substantial value, (c) declaration set aside or payments of any dividend or other distributions or payments in respect of the capital stock of GLD, or (d) any material changes in the accounting principles or methods which are utilized by GLD.

                  (t) Disclosure. There exists no material fact, condition or, to GLD's knowledge, threatened development of any nature not otherwise disclosed in this Agreement or on the schedules to this Agreement that would be materially adverse to the operation of GLD's business. No warranty or representation by GLD contained in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to Coyote contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements therein contained not misleading.

                  Except as set forth on Schedule 6(t), GLD has filed with the SEC all reports, registrations and other documents, together with any and all amendments thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registrations and documents filed with the SEC are collectively referred to as "GLD's SEC Reports"). As of their respective dates, GLD's SEC Reports comply in all material respects with all rules and regulations promulgated by the SEC and do not contain any untrue statement of a material fact or omit a statement of material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. GLD has provided to Coyote a true and complete copy of all of GLD's SEC Reports filed on or prior to the date hereof.

                  Except as disclosed in GLD's SEC Reports, there has not been any event or circumstance that has had or could reasonably be expected to have a material adverse effect on GLD.

                  (u) No Violation of Law. GLD is not engaging in any activity or omitting to take any action as a result of which it is in material violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to GLD, any of the Assets, including, but not limited to those relating to occupational safety and health matters, issues of environmental and ecological protection, business practices and operations, labor practices, employee benefits, and zoning and other land use laws and regulations. To the knowledge of GLD, all notices from governmental authorities regarding any such material violations have been remedied.

                  (v) Information Supplied. None of the information supplied or to be supplied by GLD for inclusion or incorporation by reference to the S-4 or the Proxy Statement will, in the case of the S-4, at the time the S-4 is filed with the SEC, at the time it becomes effective under the Securities Act, at the time of the filing of any post-effective amendments thereto and at the Effective Time, and, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the respective times of the meetings of GLD and Coyote to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that GLD makes no representation or warranty concerning information supplied or to be supplied by Coyote for inclusion or incorporation by reference to the S-4.

         7. Representations and Warranties of Coyote and Sub. Coyote and Sub hereby jointly and severally represent and warrant to GLD as follows:

                  (a) Corporate Organization; Authority. Coyote is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power corporate and authority to own its property and carry on its business as now conducted. Sub is a corporation duly organized and validly existing under the laws of the State of Florida and has the corporate power and corporate authority to own its property and carry on its business as now conducted. Coyote and Sub have all necessary corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, are and will, when so executed, be valid and binding obligations of Coyote and Sub, enforceable in accordance with their terms. Neither Coyote nor Sub is required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction where the failure to be so qualified or licensed could have a material adverse effect on Coyote or Sub, as the case may be, whether financial or otherwise.

                           (i) Coyote's Board of Directors (at a meeting duly
called and held) has unanimously (i) approved an increase in Coyote's number of authorized shares of Common Stock to at least 50 million shares and (ii) resolved to recommend that the shareholders of Coyote approve an amendment to Coyote's Certificate of Incorporation implementing such increase. The resolutions of Coyote's Board of Directors taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified and remain in full force and effect.

                           (ii) The affirmative vote of the holders of a
majority of the outstanding shares of Coyote Common Stock is the only vote of the holders of any class or series of Coyote's Capital Stock necessary to approve and implement an increase in the number of authorized shares of Coyote Common Stock.

                  (b) Capitalization. As of the execution date of this Agreement, the current authorized Capital Stock of Coyote consists of 30,000,000 shares of Coyote Common Stock and 5,000,000 shares of Preferred. 17,418,001 shares of Coyote Common Stock are issued and outstanding. There are 124 shares of Preferred A Shares outstanding, convertible into 206,666 shares of Coyote Common Stock, and 3,157,895 shares of Preferred B Convertible into 3,157,895 shares of Coyote Common Stock. There are 5,010,135 shares of Coyote Common Stock reserved for issuance on the exercise of outstanding Common Stock purchase warrants of Coyote, and 4,235,000 shares of Coyote Common Stock reserved for issuance on the exercise of outstanding options and options or restricted stock, which may be granted under certain stock incentive plans of Coyote. Except for warrants and options and other rights granted under such plans and certain commitments which are contingent upon the Charter Amendment and could amount to up to 3,150,000 additional options under the plans as amended by Coyote's preliminary proxy, there are not, as of the date of this Agreement, any existing options, warrants, calls, subscriptions or other rights or agreements or commitments obligating Coyote to issue or transfer shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding shares of Coyote Common Stock are, and all shares of Coyote Common Stock to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid Common Stock, nonassessable and free of pre-emptive rights with respect thereto.

                  (c) Binding Obligation. Neither the execution and delivery of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will:

                           (i) conflict with or violate any provision of the
Certificates of Incorporation or the By-Laws of Coyote or Sub, any law, or any court or other order;

                           (ii) result in any breach of or default under any
mortgage, contract, agreement, indenture, trust or other instrument, which is either binding upon or enforceable against Coyote or Sub, or the assets and properties of Coyote or Sub, where such breach or default could have a material adverse effect on Coyote, whether financial or otherwise;

                           (iii) violate any legally protected right of any
individual or entity or give any individual or entity the right to claim against Coyote or Sub or the assets or properties of Coyote or Sub; or

                           (iv) invalidate or terminate any governmental permit
or license of Coyote.

                  (d) Consents and Approvals. Except as set forth on Schedule 7(d), no consent of any entity, agency or person is required in connection with the execution and delivery by Coyote or Sub of this Agreement and the Ancillary Agreements to which they are a party, or consummation of the transactions contemplated hereby or thereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which Coyote or Sub is a party.

                  (e) Financial Statements. Coyote has delivered to GLD copies of the following financial statements prepared by Coyote, and, if indicated below, audited by Arthur Andersen or other independent certified public accountants acceptable to GLD , all of which are complete, correct and accurate in all respects as of their respective dates, and have been prepared from the internal books and records of Coyote in accordance with GAAP consistently applied and maintained throughout the periods indicated:

                           (i) an audited balance sheet, income statements and
cash flows for the fiscal years ended March 31, 1997, March 31, 1998 and March 31, 1999 (the "Coyote Year-End Statements") and statements of income, changes in shareholders' equity and cash flow of Coyote, in a fashion that fairly and accurately represents the performance of the business Coyote now conducts, for each of the years then ended; and

                           (ii) an unaudited balance sheet of Coyote, in a
fashion that fairly and accurately represents the performance of the business Coyote now conducts, for the nine-month period ended December 31, 1999 and the related statements of income, changes in shareholders' equity and cash flow for that period (the "Coyote Interim Financials").

                           The financial statements present fairly the financial
position of Coyote at each of the dates stated therein and the results of operations for each of the periods covered, subject in the case of the Coyote interim financials to normal year-end adjustments.

                  (f) Litigation and Proceedings. Except as set forth on
Schedule 7(f), and except for such matters that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Coyote, there are no suits, actions or legal or administrative investigations or proceedings (collectively, "Coyote Proceedings") pending or, to the knowledge of

Coyote, threatened against Coyote or affecting any of its assets or properties. To the knowledge of Coyote, no set of facts or circumstances exist or have existed since December 31, 1999 which could constitute a basis for any Coyote Proceeding. There are no outstanding orders, decrees or stipulations issued by any local, state, federal or foreign judicial authority in any proceeding to which Coyote was a party.

                  (g) Government License and Regulation. Coyote has all domestic and foreign governmental licenses and permits necessary to conduct its business as presently conducted and to own and use its assets and such licenses and permits are in full force and effect and are not subject to any Coyote Proceeding except for the absence of licenses or permits, or defaults thereunder, that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Coyote.

                  (h) Disclosure. There exists no material fact, condition or, to Coyote's knowledge, threatened development of any nature not otherwise disclosed in this Agreement or on the schedules to this Agreement that would be materially adverse to the operation of Coyote's business. No warranty or representation by Coyote contained in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to GLD contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements therein contained not misleading.

                  Except as set forth on Schedule 7(h), Coyote has filed with the SEC all reports, registrations and other documents, together with any and all amendments thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registrations and documents filed with the SEC are collectively referred to as "Coyote's SEC Reports"). As of their respective dates, Coyote's SEC Reports comply in all material respects with all rules and regulations promulgated by the SEC and do not contain any untrue statement of a material fact or omit a statement of material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Coyote has provided to GLD a true and complete copy of all of Coyote's SEC Reports filed on or prior to the date hereof.

                  Except as disclosed in Coyote's SEC Reports, there has not been any event or circumstance that has had or could reasonably be expected to have a material adverse effect on Coyote.

                  (i) No Violation of Law. Coyote is not engaging in any activity or omitting to take any action as a result of which it is in material violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Coyote or any of its assets, including, but not limited to those relating to occupational safety and health matters, issues of environmental and ecological protection, business practices and operations, labor practices, employee benefits, and zoning and other land use laws and regulations. To the knowledge of Coyote, all notices from governmental authorities regarding any such material violations have been remedied.

                  (j) Information Supplied. Neither the S-4 or any post-effective amendment thereto nor any of the information supplied or to be supplied by Coyote for inclusion or incorporation by reference in the Proxy Statement will, in the case of the S-4, at the time the S-4 is filed with the SEC, at the time it becomes effective under the Securities Act, at the time of the filing of any post-effective amendments thereto and at the Effective Time, and, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the respective times of the meetings of GLD and Coyote to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that Coyote makes no representation or warranty concerning information supplied or to be supplied by GLD for inclusion or incorporation by reference to the S-4.

         8. Covenants and Agreements of GLD Pending Closing. GLD hereby covenants and agrees with Coyote and Sub that:

                  (a) Access to Records. From and after the date of this Agreement through the Closing Date, the officers, independent accountants, attorneys and other authorized representatives of Coyote and Sub shall have free and full access at reasonable times, upon reasonable notice, upon the premises of GLD, to:

                           (i) the properties, books, records and all documents
of or relating to GLD;

                           (ii) the audit work papers and other records of GLD
of the independent accountants of GLD that are in GLD's possession;

                           (iii) such additional financial and operating data
and other information concerning the business and properties of GLD as Coyote and Sub shall from time to time reasonably request in writing;

                           (iv) shall provide adequate copying facilities; all
in order that Coyote and Sub may have full opportunity to make such investigation as they shall reasonably desire of the condition and affairs of GLD; and

                           (v) at Coyote's request, GLD shall direct its
independent accountants to provide full access to the audit work papers and other written records of such independent accountants with respect to their audits and reviews of GLD's financial condition

                  (b) Compliance with Agreements; Preservation of Business. Through the Closing Date, GLD shall:

                           (i) comply, in all material respects, with all
applicable provisions and conditions of this Agreement;

                           (ii) maintain and preserve the properties and
business of GLD with its customers, employees, suppliers and others having business relationships with GLD;

                           (iii) refrain from adding to the GLD Permitted
Liabilities any amounts, outside the debts incurred in the ordinary course of business; and

                           (iv) conduct the business of GLD diligently and only
in the ordinary course, except for the purchase of a tail insurance policy, with a premium not to exceed $75,000.

                  (c) Conduct of Business. GLD will use its best efforts to conduct its affairs so that at Closing no representation or warranty of GLD will be inaccurate in any material respect.

                  (d) Execution of Documents. GLD will execute and deliver such additional or further transfers, assignment, endorsements and other instruments as Coyote or Sub may reasonably request in writing for the purpose of carrying out this Agreement.

                  (e) Insurance. Through the Closing Date, GLD will continue to carry its existing insurance, subject to variations in amount required by the ordinary operation of its business.

                  (f) Consents and Approvals. Immediately upon the execution of this Agreement, GLD shall make any and all appropriate filings and shall use their reasonable best efforts to obtain or make at the earliest practicable date and in any event before Closing, all consents, governmental approvals and filings necessary to the consummation of the transactions contemplated hereby which are necessary to be obtained or made by GLD or which are reasonably requested by Coyote.

                  (g) Advice of Changes. Until Closing or the earlier rightful termination of this Agreement, GLD will immediately provide Coyote and Sub detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge, where such occurrence or pending or threatened occurrence: (i) would have been required to be set forth or disclosed in or pursuant to this Agreement or any Schedule hereto; (ii) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence; or (iii) would cause a condition to any party's obligations under this Agreement not to be fully satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (h) Best Efforts. Between the date hereof and the Closing Date, GLD shall use its reasonable best efforts:

                           (i) to fulfill the conditions set forth in section 5
hereof; and

                           (ii) to cause the representations and warranties set
forth in section 6 hereof to remain true and correct.

                           Notwithstanding the foregoing, GLD shareholders'
obligation to close hereunder shall not arise unless and until Coyote and Sub shall have fulfilled completely the conditions and obligations of Coyote and Sub contained in section 5 and the subsections thereof.

                  (i) Shareholders Meetings. GLD shall take all action necessary in accordance with the Florida Law and its Articles of Incorporation and By-Laws to duly call, give notice of, convene and hold the a meeting of GLD's shareholders as soon as practicable after the S-4 has been declared effective under the Securities Act to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated herein. The shareholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by Florida law and GLD's Articles of Incorporation and By-Laws. GLD will, through its Board of Directors, recommend to its shareholders approval of such matters.

                  (j) Preparation of S-4 and the Proxy Statement. GLD shall assist Coyote in promptly preparing and filing with the SEC the Proxy Statement and Coyote shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included. GLD shall use its reasonable best efforts to cooperate with Coyote to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. GLD shall furnish Coyote with all information concerning GLD and its shareholders as may be reasonably requested in connection with the preparation of the S-4 and the Proxy Statement.

         9. Covenants and Agreements of Coyote and Sub Pending Closing. Coyote and Sub jointly and severally hereby covenant and agree with GLD that:

                  (a) Access to Records. From and after the date of this Agreement through the Closing Date, the officers, independent accountants, attorneys and other accredited representatives of GLD shall have free and full access at reasonable times, upon reasonable notice, upon the premises of Coyote, to:

                           (i) the properties, books, records and all documents
of or relating to Coyote and Sub;

                           (ii) the audit work papers and other records of
Coyote of the independent accountants of Coyote; and

                           (iii) such additional financial and operating data
and other information concerning the business and properties of Coyote as GLD shall from time to time reasonably request in writing;

                           (iv) shall provide adequate copying facilities; all
in order that GLD may have full opportunity to make such investigation as they shall reasonably desire of the condition and affairs of Coyote; and

                           (v) at GLD's request, Coyote shall direct its
independent accountants to provide full access to the audit work papers and other written records of such independent accountants with respect to their audits and reviews of Coyote's financial condition.

                  (b) Compliance with Agreements; Preservation of Business. Through the Closing Date, Coyote and Sub shall:

                           (i) comply in all material respects, with all
applicable provisions and conditions of this Agreement;

                           (ii) maintain and preserve the properties and
business of Coyote with its customers, employees, suppliers and others having business relationships with Coyote;

                           (iii) conduct the business of Coyote diligently and
only in the ordinary course except as previously disclosed to GLD.

                  (c) Conduct of Business. Coyote and Sub will use reasonable efforts to conduct their affairs so that at Closing no representation or warranty of Coyote or Sub will be inaccurate in any material respect. No covenant or agreement of Coyote or Sub will be breached and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Coyote or Sub.

                  (d) Execution of Documents. Coyote and Sub will execute and deliver such additional or further transfers, assignment, endorsements and other instruments as GLD may reasonably request in writing for the purpose of carrying out this Agreement.

                  (e) Consents and Approvals. Immediately upon the execution of this Agreement, Coyote and Sub shall make any and all appropriate filings and shall use their reasonable best efforts to obtain or make at the earliest practicable date and in any event before Closing, all consents, governmental approvals and filings except the Post-Closing consents, as defined in section 9(f), necessary to the consummation of the transactions contemplated hereby which are necessary to be obtained or made by Coyote and/or Sub or which are reasonably requested by GLD.

                  (f) Post-Closing Consents. The Parties acknowledge and agree that certain consents and approvals necessary for the consummation of the transactions contemplated hereby may, if mutually agreed to by the Parties, need to be obtained following the Closing Date (the "Post-Closing Consents"). Coyote and Sub shall make any and all appropriate filings and use their reasonable best efforts to obtain at the earliest practicable date, the Post-Closing Consents. GLD shall use all reasonable best efforts to assist Coyote and Sub with respect to obtaining such Post-Closing Consents.

                  (g) Advice of Changes. Until Closing or the earlier rightful termination of this Agreement, Coyote and Sub will immediately provide GLD detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge, where such occurrence or pending or threatened occurrence: (i) would have been required to be set forth or disclosed in or pursuant to this Agreement or any Schedule hereto; (ii) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence or; (iii) would cause a condition to any party's obligations under this Agreement not to be fully satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (h) Best Efforts. Between the date hereof and the Closing Date, Coyote and Sub shall use their reasonable best efforts:

                           (i) to fulfill the conditions set forth in section 4
hereof; and

                           (ii) to cause the representations and warranties set
forth in section 7 hereof to remain true and correct.

                  Notwithstanding the foregoing, Coyote's obligation to close hereunder shall not arise unless and until GLD shall have fulfilled completely the conditions and obligations of GLD contained in section 5 and the subsections thereof.

                  (i) Preparation of S-4 and Proxy Statement. Coyote, with GLD's assistance, shall promptly prepare and file with the SEC the Proxy Statement and Coyote shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included. Coyote shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Coyote shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Coyote Common Stock in the Merger

                  (j) Corporate Action. Coyote shall take all action necessary in accordance with the Delaware General Corporation Law (the "Delaware Law") and its Certificate of Incorporation and By-Laws to duly call, give notice of, convene and hold the a meeting of the Coyote shareholders as soon as practicable to consider and vote upon the adoption and approval of the Charter Amendment The shareholder votes required for the adoption and approval of the Charter Amendment contemplated by this Agreement shall be the vote required by the Delaware Law, the Coyote's Certificate of Incorporation and By-Laws. Coyote will, through its Board of Directors, recommend to its shareholders approval of all such matters requiring shareholder approval. The Charter Amendment shall be effective not later than July 31, 2000.

                  (k) NASDAQ Listing. Coyote shall cause the shares of Coyote Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, subject to official notice of issuance, as promptly as practicable after the date hereof and in any event prior to the Effective Time.

         10. Termination.

                  (a) Termination Events. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of GLD):

                           (i) by mutual written consent of GLD and Coyote;

                           (ii) by either GLD or Coyote, if the Merger has not
been consummated by December 31, 2000 (provided that the party seeking to terminate this Agreement shall not have breached its obligations under this Agreement in any material respect); or

                           (iii) by either GLD or Coyote, if any judgement,
injunction, order or decree enjoining Coyote or GLD from consummating the Merger is entered and such judgement, injunction, order or decree shall become final and nonappealable.

                           (iv) Coyote may terminate this Agreement by giving
written notice to GLD at any time prior to Closing in the event GLD has breached any material representation, warranty, covenant or agreement contained in this Agreement in any material respect, Coyote has notified GLD of the breach, and the breach has continued without cure for a period of fifteen days after the notice of breach; and

                           (v) GLD may terminate this Agreement by giving
written notice to Coyote at any time prior to closing in the event Coyote has breached any material representation, warranty, covenant or agreement contained in this Agreement in any material respect, GLD has notified Coyote of the breach, and the breach has continued without cure for a period of fifteen days after the notice of breach; and

                  (b) Effect of Termination. Except for any willful and material breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement), if this Agreement is terminated by either Coyote or GLD as provided in this section 10, this Agreement shall become void and have no further effect, without any liability or obligation on the part of Coyote, Sub or GLD, other than the provisions of section 10(b), 13(d), 13(e), 13(f), 13(j) and 13(l).

         11. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This section 11 shall not limit any covenant or agreement of the parties which by it terms contemplates performance after the Effective Time.

         12. Brokers. The Parties represent and warrant to each other that, except for Joseph E. Carpenter, Jr., P.A. neither party has retained any broker or finder with respect to this transaction.

         13. Miscellaneous.

                  (a) Further Assurances, Amendment and Waiver. Upon reasonable request, from time to time, the Parties shall (or, with respect to either GLD or Coyote, shall direct its respective subsidiaries, directors, shareholders and officers to, if appropriate) execute and deliver all documents which may be necessary or desirable to effectuate the provisions of this Agreement. This Agreement may only be amended in writing by GLD and Coyote. The failure of GLD or Coyote to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition. All rights and remedies granted in this Agreement shall be cumulative and nonexclusive of all other rights and remedies.

                  (b) Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and delivered or mailed by registered or certified mail,

in the case of GLD to:                               Group Long Distance, Inc.
                                                     6600 N. Andrews Avenue, Suite 140
                                                     Fort Lauderdale, FL 33309
                                                     Attn:  President

with a copy to:                                      Gary D. Lipson, Esq. Muller & Lipson, P.A.
                                                     9350 South Dixie Highway, Suite 1550
                                                     Miami, FL 33156

and, in the case of Coyote or Sub, to:               Coyote Network Systems, Inc.
                                                     4360 Park Terrace Drive
                                                     Westlake Village, CA 91361
                                                     Attn:  President

with a copy to:                                      Timothy G. Atkinson, Esq.
                                                     Reinhart, Boerner, Van Deuren,
                                                     Norris & Rieselbach, P.C.
                                                     1775 Sherman Street, Suite 2100
                                                     Denver, CO 80203

or to such other address as GLD , Coyote or Sub may designate by notice in writing to the other.

                  (c) Benefit. This Agreement shall be binding upon and inure to the benefit and burden of and shall be enforceable by and against Coyote and Sub, their successors and assigns; and GLD, its successors and assigns. This Agreement may not be assigned by any party without the written consent of the others.

                  (d) Expenses. All expenses incurred by GLD, Sub or Coyote in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees, shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense.

                  (e) Entire Agreement. This Agreement and the schedules and other documents to be delivered pursuant hereto constitute the entire agreement among the Parties hereto and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby, including, without limitation, a certain letter of intent dated March 28, 2000 between Coyote and GLD.

                  (f) Choice of Law. This Agreement shall be governed by the laws of the State of Florida, without regard to such State's conflict of laws principles.

                  (g) Severability. If any provision of this Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

                  (h) Headings. Headings are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  (j) Arbitration. Any and all disputes concerning the interpretation, construction or application of this Agreement shall be determined by binding arbitration pursuant to the Rules of the American Arbitration Association. The location of any and all arbitration proceedings shall be the city and state in which the Defendant's corporate headquarters are located. At present, Coyote's corporate headquarters are located in Los Angeles, California and those of GLD are located in Fort Lauderdale, Florida. The Party seeking arbitration shall give the other party written notice of its intention to arbitrate a dispute between the parties with respect to this Agreement. Any dispute shall be determined by an arbitrator selected by mutual agreement of the parties. If the parties are not able to expeditiously agree upon the arbitrator, an arbitrator shall be determined by striking names from a list of potential arbitrators provided by the American Arbitration Association. Any and all arbitrators selected shall be independent of the parties to this Agreement. Arbitration shall be conducted expeditiously as time shall be deemed to be the essence in determining any matters subject to arbitration.

                  (k) Confidential Information.

                           (i) Each Party acknowledges that it has and will
continue to receive "Confidential Information" (as defined below) from the other Party. Each Party shall use reasonable efforts to prevent the disclosure to any other person, firm or other corporation of any

Confidential Information which it receives from the other. Each Party shall also use the same degree of care to avoid disclosure of such information as it employs with respect to its own proprietary and confidential information of like importance and shall limit disclosure of the Confidential Information to those of its personnel and personnel of its affiliated companies and its outside professional firm who have an actual need to know and have an obligation to protect the confidentiality of such information consistent with the requirements of this Agreement. Each Party also agrees not to use the Confidential Information for any purpose other than for evaluating the other Party in connection with the Merger.

                           (ii) Notwithstanding the foregoing, information shall
not be deemed Confidential Information and a Party shall have no obligation with respect to any such information that

                  [a] Is already known to it, and such prior knowledge can be demonstrated through physical evidence that pre-dates this Agreement, or

                  [b] Is or becomes publicly known through publication or otherwise and through no wrongful act of the Party receiving such information; or

                  [c] Is received from a third party who is not under a confidentiality restriction, who provides the information without requiring confidentiality thereof, and without a breach of this or any other confidentiality agreement; or

                  [d] Is approved for release by written authorization of the Party disclosing the information (so long as such release complies with any requirements of the authorization), or

                  [e] Is disclosed pursuant to the lawfully imposed requirement of a governmental agency or disclosure is required by operation of law.

                           (iii) Each of the Parties acknowledges that
irreparable harm, for which there would be no adequate remedy at law, would arise from a violation of this section 13 (k). Therefore, each party acknowledges that a breach of this section 13 (k) would give rise to a right to an injunction in favor of the non-breaching party.

                           (iv) All Confidential Information that is in any
reproducible form (including without limitation, written or electronic form) delivered by one Party hereto to the other Party shall be and remain the property of the delivering Party, and all such data, and any copies thereof, shall be promptly returned to the delivering Party upon written request, or destroyed at the delivering Party's option.

                           (v) For the purposes of this Agreement, "Confidential
Information" shall mean any information that is disclosed to a Party by the other Party, that has been created, developed, discovered, discerned, acquired, licensed or purchased by such other Party, and constitutes information relating to any product, process, financial information, financial projections, research work, business line, business strategy or intellectual property of any kind, and shall include, without limitation, customer lists, trade secrets, ideas, processes, know-how, methods, proprietary data, products, future products, any and therein or any improvements thereof.

                  (l) Public Announcements. Coyote and Sub, on the one hand, and GLD, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the Parties.

                                                  COYOTE NETWORK SYSTEMS, INC.

                                                  BY /s/ Tim Atkinson
                                                  -------------------
                                                       Its    General Counsel

                                                  COYOTE-GLD ACQUISITION, INC.

                                                  BY  /s/ Tim Atkinson
                                                  --------------------
                                                       Its    Secretary

                                                  GROUP LONG DISTANCE, INC.

                                                  BY  /s/ Glenn Koach
                                                  -------------------
                                                       Its    President